Exhibit 23.0

SALISBURY BANCORP, INC.
CONSENT OF SHATSWELL, MACLEOD & COMPANY, P.C.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 23, 2011 relating to the financial statements which appear in Salisbury Bancorp, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

/s/ Shatswell, MacLeod & Company, P.C.
Shatswell, MacLeod & Company, P.C.

West Peabody, Massachusetts
May 24, 2011